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                                                                    EXHIBIT 4.10

                                 PROMISSORY NOTE

$225,000,000                                                  December 12, 2001


         FOR VALUE RECEIVED, the undersigned, VENTAS FINANCE I, LLC, a Delaware limited liability company ("Borrower"), promises to pay to the order of MERRILL
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LYNCH MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, "Lender"), at c/o Merrill Lynch & Co., Four World
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Financial Center, 250 Vesey Street, North Tower, New York, New York 10080, or
such other place as Lender may designate in writing, the principal sum of Two Hundred Twenty-Five Million and 00/100 Dollars ($225,000,000), with interest on the unpaid principal balance from the date of this Note, until paid, at the Interest Rate in effect for each Component of the Loan from time to time hereunder. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement (hereinafter defined).

         PAYMENTS OF PRINCIPAL AND INTEREST. On January 9, 2002 (the "First
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Payment Date"), Borrower shall make a payment to Lender of interest on the
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outstanding principal balance of this Note at the Interest Rate, for the period from the date hereof through and including the last day of the Interest Accrual Period in which this Note is executed, plus the principal amount due for such Payment Date as set forth on Schedule 1 attached hereto. On each Payment Date
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thereafter through but excluding the Maturity Date (hereinafter defined),
Borrower shall make monthly payments to Lender of (i) interest in an amount equal to interest accrued on the outstanding principal balance of each Component of the Loan at the Interest Rate in effect for such Component for the related Interest Accrual Period plus (ii) the principal amount due for such monthly payment date as set forth on Schedule 1 attached hereto. All principal payments
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shall be applied first to reduce the outstanding principal of Component A until the principal amount of such Component is paid in full and then sequentially to the other Components in alphabetical order until the principal amount of each of the other Components is, in turn, paid in full.

         To the extent not sooner due and payable in accordance with the Loan Documents, the then outstanding principal balance of the Loan, all accrued and unpaid interest thereon (including interest through the end of the Interest Accrual Period then in effect), the applicable Prepayment Consideration (if any) and all other amounts due hereunder and under the other Loan Documents (collectively the "Debt") shall be due and payable on December 9, 2006. Said
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date or such other date on which the final payment of the Debt becomes due hereunder or under the Loan Agreement or the other Loan Documents, whether at such stated maturity date, by acceleration, or otherwise, shall be referred to herein as the "Maturity Date".
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         Interest on the principal sum of this Note shall be calculated on the basis of a 360 day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest on this Note shall be payable in arrears (except with respect to the number of days from the Payment Date in any Interest Accrual Period to the last day of such Interest Accrual Period (if such Interest Accrual Period does not end on such Payment Date) as to which interest shall be payable in advance).

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     SECURITY; LOAN DOCUMENTS. This Note is being executed and delivered
     ------------------------
pursuant to that certain Loan and Security Agreement, dated as of the date hereof (as amended, modified or restated from time to time, the "Loan
                                                                 ----
Agreement"), between Borrower and Lender, to which reference is hereby made for
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the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity accelerated. This Note is secured by, among other things, the Mortgages, executed by Borrower, encumbering its fee simple interests in and to certain properties as more particularly described therein (the "Properties"). This Note, the Loan Agreement, the
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Mortgages and all other documents or instruments given by Borrower or any guarantor and accepted by Lender for purposes of evidencing, securing, perfecting, or guaranteeing the indebtedness evidenced by this Note, each as amended, modified or restated from time to time, may be referred to as the "Loan
                                                                            ----
Documents."
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     PREPAYMENT; PREPAYMENT CONSIDERATION. Borrower may prepay the Loan in whole
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or in part at any time subject to the terms and conditions of Section 2.6 of the
Loan Agreement (including, without limitation, upon payment of Prepayment Consideration as and to the extent required thereunder).

     EVENTS OF DEFAULT; ACCELERATION. Upon and at any time following the
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occurrence of any Event of Default, at the option of Lender and without notice, the entire principal amount and all interest accrued and outstanding hereunder and all other amounts outstanding under any of the Loan Documents shall at once become due and payable, and Lender may exercise any and all of its rights and remedies under any of the Loan Documents or pursuant to applicable law. Lender may so accelerate such obligations and exercise such remedies at any time after the occurrence of any Event of Default, regardless of any prior forbearance.

     LATE CHARGES; DEFAULT INTEREST. If an Event of Default relating to
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non-payment of any principal (other than non-payment of the outstanding Loan at the Maturity Date), interest or other sums due under this Note or under any of the other Loan Documents shall occur, then Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to three percent (3%) of such principal, interest or other sums due hereunder or under any other Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Lender.

     Upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the outstanding principal balance of each Component of the Loan and all other Obligations shall bear interest until paid in full at a rate per annum (the "Default Rate") equal
                                                           ------------
to the sum of (i) three percent (3%) and (ii) the Interest Rate otherwise applicable for such Component under this Note.

     Borrower agrees that such late charge and Default Rate of interest are reasonable and do not constitute a penalty.

     INTEREST LAWS. Notwithstanding any provision to the contrary contained in
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this Note, the Loan Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess
                                                                        ------
Interest"). If any Excess Interest is provided for or
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determined by a court of competent jurisdiction to have been provided for in this Note, the Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option,
(a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Note, the Loan Agreement and
                           ------------
the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Note, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the Interest Rate, then the foregoing provisions of this paragraph shall apply.

         CERTAIN RIGHTS AND WAIVERS. From time to time, without affecting the
         --------------------------
obligation of Borrower or its successors or assigns to pay the outstanding principal balance of this Note, interest thereon and other amounts due hereunder and to observe the covenants contained herein, in the Loan Agreement, the Mortgages or in any other Loan Document, without affecting the guaranty of any person or entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of Borrower or its successors or assigns or any guarantors or indemnitor, and without liability on the part of Lender, Lender may, at its option, extend the time for payment of the outstanding principal balance of this Note or any part thereof, reduce the payments thereon, release anyone liable for payment of all or a portion of said indebtedness, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

         Presentment, notice of dishonor, and protest are hereby waived by Borrower and all makers, sureties, guarantors and endorsers hereof. This Note shall be binding upon Borrower and its successors and assigns.

         BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, THE INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN

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CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS
(WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

     ASSIGNMENT AND TRANSFER OF NOTE. Subject to the provisions of the Loan
     -------------------------------
Agreement, Lender shall have the right to assign or transfer, in whole or in part (including the right to grant participation interests in), any or all of its rights and obligations under this Note, the Loan Agreement, the Mortgages and any or all of the other Loan Documents. Lender shall be released of any obligations to the extent that the same are so assigned or transferred, and the rights and obligations of "Lender" hereunder shall become the rights and obligations of the transferee holder.

     LIMITATION ON RECOURSE. The obligations of Borrower hereunder are subject
     ----------------------
to limitations on recourse as provided in Article XII of the Loan Agreement.

     ATTORNEYS' FEES, COSTS OF COLLECTION. Borrower shall pay to Lender on
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demand all out-of-pocket costs and expenses, including reasonable attorneys'
fees and expenses, incurred by Lender in collecting the indebtedness arising hereunder or under any other Loan Documents or secured thereby or otherwise exercising any rights or remedies of Lender hereunder or thereunder or at law or in equity or enforcing the obligations of any parties hereto or thereto, or as a consequence of any breach or default by Borrower or any guarantor hereunder or thereunder, or otherwise as a consequence of any right evidenced or secured by this Note or the Loan Documents. Without limitation, such costs and expenses to be reimbursed by Borrower shall include reasonable attorneys' fees and expenses incurred in any bankruptcy case or proceeding and in any appeal.

     APPLICABLE LAW. This Note shall be governed by and construed in accordance
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with the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America.

     TIME OF ESSENCE. Time shall be of the essence as to all of the terms,
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covenants and conditions of this Note. If the due date of any payment due hereunder or under any of the other Loan Documents shall fall on a day other than a Business Day, Borrower shall be required to make such payment on the next succeeding Business Day.

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         IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

                                           BORROWER:

                                           VENTAS FINANCE I, LLC,
                                           a Delaware limited liability company


                                           By: /s/ T. Richard Riney
                                               ---------------------------------
                                               Name:  T. Richard Riney
                                               Title: Executive Vice President